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                                                                                EXHIBIT 21
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                             SCHOLASTIC CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT

      DOMESTIC SUBSIDIARIES                                         STATE OF INCORPORATION
      ---------------------                                         ----------------------
   Scholastic Inc.                                                  New York
   Scholastic Book Fairs, Inc.                                      New York
   Scholastic Book Services, Inc.                                   Delaware
   California School Book Fairs, Inc.                               California
   Scholastic Book Clubs, Inc.                                      Missouri
   Scholastic Productions, Inc.                                     New York
   Scholastic UK Group Ltd.                                         Delaware
     (formerly Scholastic Publications (Magazines), Ltd.)
   ReadStreet Book Fairs, Inc.                                      Delaware
   Trumpet Book Clubs, Inc.                                         Delaware
   Weston Woods Studios, Inc.                                       Delaware
   Lectorum Publications, Inc.                                      New York

      FOREIGN SUBSIDIARIES                                          JURISDICTION
      --------------------                                          ------------

   Scholastic Australia Pty. Ltd.                                   Australia
   Oldmeadow Booksellers Pty. Ltd.                                  Australia
   Scholastic Canada Ltd.                                           Canada
   Scholastic New Zealand Ltd.
        (formerly Ashton Scholastic Ltd.)                           New Zealand
   Scholastic Ltd.                                                  England
   Festival du Livre                                                France
   Scholastic Mexico                                                Mexico
   Scholastic (Barbados), Inc.                                      Barbados
   School Book Fairs, Ltd.                                          England
   Scholastic Book Clubs Ltd.                                       England
   Red House Books Ltd.                                             England
   Red House Book Clubs Ltd.                                        England
   Scholastic India PVT Ltd.                                        India

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